Och-Ziff Capital Management Group LLC Reports
2015 Third Quarter Results
2015 Third Quarter Dividend of $0.04 per Class A Share
NEW YORK, November 3, 2015 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $17.4 million, or $0.10 per basic and $0.06 per diluted Class A Share, for the third quarter ended September 30, 2015.
Summary Highlights

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Reported Distributable Earnings of $66.1 million, or $0.13 per Adjusted Class A Share, for the 2015 third quarter, 43% lower than $116.7 million, or $0.23 per Adjusted Class A Share, for the 2014 third quarter.

•	Declared a cash dividend of $0.04 per Class A Share for the 2015 third quarter.

•
Repurchased approximately 4.6 million vested Och-Ziff Operating Group A Units from former executive managing directors of the Company, utilizing $22.8 million of 2015 third quarter Distributable Earnings.

•	Assets under management totaled $44.6 billion as of September 30, 2015, decreasing 5% year-over-year.

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Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $16.4 billion, or 37% of the Company’s total assets under management as of September 30, 2015, increasing 9% year-over-year.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $15.1 billion, comprising 34% of assets under management as of September 30, 2015, increasing 17% year-over-year.

◦	Estimated assets under management totaled $44.4 billion as of November 1, 2015.
“While challenging market conditions adversely affected the performance of the OZ Master Fund during the third quarter, we are confident in our investment process and optimistic about the prospects of our current portfolio,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “We believe the current environment plays to our strengths as fundamental, bottoms-up investors, and will enable us to generate positive, absolute returns for our LPs.
“Our multi-strategy, credit and real estate funds are important sources of our future asset and earnings growth. We have a leading presence in the markets for each, building on our 21-year track record of

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(1)Please see Exhibit 7 that accompanies this press release for additional information regarding the returns of the OZ Master Fund.

delivering value to the investors in our funds. We are also pursuing a number of new business initiatives that represent significant opportunities for us to grow longer-term, high-margin assets and expand our distribution. We are focused on substantial markets where we can leverage the competitive edge that comes from our ability to invest across multiple asset classes and geographies.”
GAAP NET INCOME ALLOCATED TO CLASS A SHAREHOLDERS
For the 2015 third quarter, Och-Ziff reported GAAP Net Income of $17.4 million, or $0.10 per basic and $0.06 per diluted Class A Share, compared to $23.2 million, or $0.13 per basic and $0.09 per diluted Class A Share, for the 2014 third quarter. For the first nine months of 2015, Och-Ziff reported GAAP Net Income of $48.0 million, or $0.27 per basic and $0.26 per diluted Class A Share, compared to $57.8 million, or $0.33 per basic and $0.32 per diluted Class A Share, for the first nine months of 2014.
The year-over-year decrease in the Company’s third quarter GAAP results was primarily driven by higher operating expenses and lower management fees, partially offset by lower income taxes (net of a corresponding increase in expense related to our tax receivable agreement liability) and higher incentive income. The year-over-year decrease in the Company’s first nine months GAAP results was primarily driven by higher income taxes (net of a corresponding reduction in our tax receivable agreement liability) and higher operating expenses, partially offset by higher incentive income. Also contributing to the decrease was a gain on the sale of an investment held by a joint venture in the first quarter of 2014 that did not reoccur in 2015.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
The Company’s Distributable Earnings for the 2015 third quarter were $66.1 million, or $0.13 per Adjusted Class A Share, 43% lower than $116.7 million, or $0.23 per Adjusted Class A Share, for the 2014 third quarter. Distributable Earnings for the first nine months of 2015 were $288.0 million, or $0.56 per Adjusted Class A Share, 14% lower than $334.9 million, or $0.66 per Adjusted Class A Share, for the first nine months of 2014.
The year-over-year decrease in Distributable Earnings for the 2015 third quarter were primarily due to lower incentive income and management fees, as well as higher Adjusted Income Taxes and operating expenses. The year-over-year decrease in Distributable Earnings for the first nine months of 2015 were primarily due to higher operating expenses and a gain on the sale of an investment held by a joint venture in 2014 that did not reoccur in 2015, partially offset by higher management fees. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT
Rounding differences may occur.

			Year-Over-Year Change
(dollars in billions)	September 30, 2015	September 30, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$29.5	$33.8	$(4.8)	$—	$0.4	$(4.4)	-13%
Credit
Opportunistic credit funds	4.9	5.1	0.6	(0.8)	—	(0.2)	-4%
Institutional Credit Strategies	7.1	4.7	2.3	—	—	2.4	50%
Real estate funds	1.9	2.1	0.1	(0.2)	—	(0.1)	-6%
Other	1.2	1.1	0.1	—	—	0.1	12%
Total	$44.6	$46.8	$(1.7)	$(1.1)	$0.5	$(2.2)	-5%
As of September 30, 2015, assets under management totaled $44.6 billion, a decrease of $2.2 billion, or 5%, from September 30, 2014, which was driven by capital net outflows of $1.7 billion and $1.1 billion of distributions to investors in the Company's closed-end opportunistic credit and real estate funds, and other reductions. These amounts were partially offset by performance-related appreciation of $540.4 million. During the month of September, the Company had approximately $181.2 million of intra-month capital net outflows, which are included in the $44.6 billion of assets under management as of September 30, 2015.
Assets under management decreased to an estimated $44.4 billion as of November 1, 2015. This decrease reflected estimated performance-related appreciation of approximately $537.6 million in October and capital net outflows of approximately $690.8 million, which was comprised of approximately $509.0 million of capital net outflows on October 1, 2015 and approximately $181.8 million of capital net outflows from October 2, 2015 to November 1, 2015.
Please see detailed assets under management and fund information on Exhibits 6 and 7 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $29.5 billion as of September 30, 2015, decreasing 13%, or $4.4 billion, year-over-year. This change was driven by net capital outflows of $4.8 billion, partially offset by performance-related appreciation of $0.4 billion.
Credit
Assets under management in the Company’s dedicated credit products totaled $11.9 billion as of September 30, 2015, increasing $2.1 billion, or 22%, year-over-year. This change was driven by capital net inflows of $2.9 billion, and performance-related appreciation of $62.7 million, partially offset by $839.0 million of distributions and other reductions in the Company's closed-end opportunistic credit funds.

Opportunistic credit
The Company’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $4.9 billion as of September 30, 2015, decreasing 4% year-over-year. This decrease was primarily due to $839.0 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds, offset by $572.7 million of capital net inflows, primarily into the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund. Also offsetting the decrease was $49.8 million of performance-related appreciation, driven by positive investment performance across the Company's closed-end opportunistic credit funds.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $7.1 billion as of September 30, 2015, increasing $2.4 billion, or 50%, year-over-year. The increase was primarily driven by four CLOs that closed in the year-over-year period. ICS managed 12 CLOs as of September 30, 2015.
Real estate funds
Assets under management in the Company’s real estate funds totaled $1.9 billion as of September 30, 2015, decreasing $127.9 million, or 6%, year-over-year. The decrease was driven by distributions and other reductions from Och-Ziff Real Estate Funds I and II, partially offset by additional commitments to Och-Ziff Real Estate Fund III. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.7% through September 30, 2015. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.4% through September 30, 2015.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2015 third quarter were $202.2 million, a 12% decrease from $229.1 million for the 2014 third quarter. Management fees were $162.7 million, 3% lower than

$168.3 million for the prior-year period. Incentive income was $39.0 million, 36% lower than the $60.5 million for the prior-year period.
Economic Income revenues for the first nine months of 2015 were $630.9 million, a 2% increase from $617.3 million for the first nine months of 2014. Management fees were $493.6 million, 2% higher than $482.6 million for the prior-year period. Incentive income was $135.8 million, 1% higher than the $133.9 million for the prior-year period.
The year-over-year decrease in management fees for the quarter-to-date period was driven primarily by lower assets under management in the Company’s multi-strategy funds, partially offset by higher assets under management in the Company’s ICS products. The year-over-year decrease in incentive income was driven by lower incentive income from the Company’s opportunistic credit and real estate funds, partially offset by higher incentive income from the Company’s multi-strategy funds.
The year-over-year increase in management fees for the year-to-date period was driven by higher average assets under management in the Company’s ICS products, partially offset by lower average assets under management in the Company’s multi-strategy funds. Higher management fees related to the launch of Och-Ziff Real Estate Fund III during 2014 also contributed to the year-over-year increase. The year-over-year increase in incentive income for the year-to-date period was driven by higher incentive income from the Company’s multi-strategy funds, partially offset by lower incentive income from the Company’s opportunistic credit and real estate funds.
The average management fee rate was 1.38% for the 2015 third quarter and 1.41% for the 2015 first nine months. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2015 third quarter totaled $35.9 million, down 15% from $42.4 million for the 2014 third quarter. Salaries and benefits were $28.7 million, 10% higher than $26.1 million in the prior-year period due to an increase in the Company’s headcount globally. Bonus expense for the 2015 third quarter totaled $7.2 million, compared to $16.3 million for the prior-year period. The reduction in bonus expense was driven by lower incentive income from the Company’s first domestic real estate fund.
Compensation and benefits for the first nine months of 2015 totaled $102.3 million, a 1% increase from $101.3 million for the first nine months of 2014. Salaries and benefits were $84.3 million, 10% higher than $76.8 million in the prior-year period due to an increase in the Company’s headcount globally. Bonus expense for the first nine months of 2015 totaled $18.0 million, compared to $24.5 million for the prior-year period mainly due to lower incentive income from the Company’s first domestic real estate fund.
The ratio of salaries and benefits to management fees was 18% for the 2015 third quarter and 17% for the first nine months of 2015, compared to 15% for the 2014 third quarter and 16% for the first nine months of 2014.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2015 third quarter totaled $54.8 million, up 76% from $31.1 million in the prior-year period. Non-compensation expenses for the first nine months of 2015 totaled $145.8 million, up 60% from $91.1 million in the prior-year period. The year-over-year increases were driven by higher professional fees due to increased legal expenses relating to certain regulatory and legal matters, as well as higher interest expense primarily due to the issuance of the Company’s Senior Notes in the 2014 fourth quarter.
The ratio of non-compensation expenses to management fees was 34% for the 2015 third quarter and 30% for the first nine months of 2015, respectively, compared to 19% for 2014 third quarter and 19% for the first nine months of 2014.
Economic Income (Non-GAAP)
Economic Income for the 2015 third quarter was $111.5 million, lower than the $155.6 million for the 2014 third quarter. Economic Income for the first nine months of 2015 was $382.8 million, lower than the $429.8 million for the first nine months of 2014.
The year-over-year decrease in Economic Income for the quarter-to-date period was primarily due to lower incentive income and management fees, as well as higher operating expenses. The year-over-year decrease in Economic Income for the year-to-date period was due to higher operating expenses and a gain on the sale of an investment held by a joint venture in the 2014 first quarter that did not reoccur in 2015, partially offset by higher management fees.
CAPITAL
As of September 30, 2015, the number of Class A Shares outstanding was 177,310,768. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until the Ziffs exchanged their remaining interests during the 2014 second quarter) in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the third quarter and the first nine months ended September 30, 2015, the total weighted-average Adjusted Class A Shares outstanding were 516,825,427 and 516,104,997, respectively.
DIVIDEND
The Board of Directors of Och-Ziff declared a 2015 third-quarter dividend of $0.04 per Class A Share. The dividend is payable on November 20, 2015 to holders of record as of the close of business on November 13, 2015.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2015 third-quarter dividend will be treated as return of capital.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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The Company will host a conference call today, November 3, 2015, at 8:30 a.m. Eastern Time to discuss its 2015 third quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4214 (callers inside the U.S.) or +1-617-213-4866 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 31417786. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Public Investors section of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 18407426, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating

Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

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Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2014, dated February 23, 2015, and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, dated May 5, 2015, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of November 1, 2015, Och-Ziff had approximately $44.4 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Managing Director
Head of Public Markets Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
George Sard or Jonathan Gasthalter
Sard Verbinnen & Co
+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Management fees	$162,778	$171,906	$496,207	$494,707
Incentive income	35,615	28,011	121,262	91,022
Other revenues	579	284	1,548	931
Income of consolidated Och-Ziff funds	126,931	106,484	361,136	267,974
Total Revenues	325,903	306,685	980,153	854,634

Expenses
Compensation and benefits	70,602	74,115	211,895	206,664
Reorganization expenses	4,018	4,023	12,052	12,065
Interest expense	5,383	1,688	16,033	5,047
General, administrative and other	65,484	23,160	127,332	102,303
Expenses of consolidated Och-Ziff funds	82,576	50,082	220,847	127,215
Total Expenses	228,063	153,068	588,159	453,294

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	(146)	76	43	5,949
Net gains (losses) of consolidated Och-Ziff funds	(20,627)	(4,769)	21,859	115,498
Total Other Income (Loss)	(20,773)	(4,693)	21,902	121,447

Income Before Income Taxes	77,067	148,924	413,896	522,787
Income taxes	12,422	36,110	119,607	91,029
Consolidated and Comprehensive Net Income	$64,645	$112,814	$294,289	$431,758

Allocation of Consolidated and Comprehensive Net Income
Class A Shareholders	$17,417	$23,202	$48,048	$57,770
Noncontrolling interests	78,971	83,235	270,346	343,896
Redeemable noncontrolling interests	(31,743)	6,377	(24,105)	30,092
	$64,645	$112,814	$294,289	$431,758

Earnings Per Class A Share
Basic	$0.10	$0.13	$0.27	$0.33
Diluted	$0.06	$0.09	$0.26	$0.32

Weighted-Average Class A Shares Outstanding
Basic	177,805,122	172,959,765	177,711,669	172,541,709
Diluted	484,171,524	481,078,788	181,517,750	479,936,636

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income allocated to Class A Shareholders—GAAP	$12,640	$4,777	$17,417	$18,781	$4,421	$23,202
Net income allocated to the Och-Ziff Operating Group A Units	43,505	—	43,505	57,946	—	57,946
Equity-based compensation	26,983	564	27,547	27,987	741	28,728
Income taxes	12,422	—	12,422	36,111	(1)	36,110
Adjustment for incentive income allocations from consolidated funds subject to clawback	642	(4,026)	(3,384)	(2,175)	23,910	21,735
Allocations to Och-Ziff Operating Group D Units	3,109	138	3,247	4,944	—	4,944
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	3,813	3,813	3,909	(5,820)	(1,911)
Reorganization expenses	4,018	—	4,018	4,023	—	4,023
Changes in tax receivable agreement liability	533	—	533	(20,653)	—	(20,653)
Depreciation and amortization	2,797	189	2,986	1,420	187	1,607
Other adjustments	131	(687)	(556)	(76)	(63)	(139)
Economic Income—Non-GAAP	$106,780	$4,768	111,548	$132,217	$23,375	155,592
Adjusted Income Taxes—Non-GAAP(1)			(45,436)			(38,906)
Distributable Earnings—Non-GAAP			$66,112			$116,686

Weighted-Average Class A Shares Outstanding			177,805,122			172,959,765
Weighted-Average Partner Units			324,512,597			320,857,917
Weighted-Average Class A Restricted Share Units (RSUs)			14,507,708			15,737,431
Weighted-Average Adjusted Class A Shares			516,825,427			509,555,113

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.13			$0.23

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income allocated to Class A Shareholders—GAAP	$4,774	$43,274	$48,048	$56,218	$1,552	$57,770
Net income allocated to the Och-Ziff Operating Group A Units	175,239	—	175,239	180,508	—	180,508
Equity-based compensation	84,257	2,333	86,590	83,539	1,058	84,597
Income taxes	119,607	—	119,607	90,919	110	91,029
Adjustment for incentive income allocations from consolidated funds subject to clawback	(184)	(40,478)	(40,662)	(20,394)	24,006	3,612
Allocations to Och-Ziff Operating Group D Units	13,995	701	14,696	14,418	—	14,418
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	7,407	7,407	7,202	(884)	6,318
Reorganization expenses	12,052	—	12,052	12,065	—	12,065
Changes in tax receivable agreement liability	(47,893)	—	(47,893)	(24,472)	—	(24,472)
Depreciation and amortization	7,575	560	8,135	4,680	558	5,238
Other adjustments	532	(978)	(446)	(1,059)	(241)	(1,300)
Economic Income—Non-GAAP	$369,954	$12,819	382,773	$403,624	$26,159	429,783
Adjusted Income Taxes—Non-GAAP(1)			(94,754)			(94,850)
Distributable Earnings—Non-GAAP			$288,019			$334,933

Weighted-Average Class A Shares Outstanding			177,711,669			172,541,709
Weighted-Average Partner Units			324,500,933			320,804,735
Weighted-Average Class A Restricted Share Units (RSUs)			13,892,395			14,514,598
Weighted-Average Adjusted Class A Shares			516,104,997			507,861,042

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.56			$0.66

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$157,421	$5,357	$162,778	$166,837	$5,069	$171,906
Adjustment to management fees(1)	(75)	—	(75)	(3,569)	—	(3,569)
Management Fees—Economic Income Basis—Non-GAAP	157,346	5,357	162,703	163,268	5,069	168,337

Incentive income—GAAP	35,615	—	35,615	28,011	—	28,011
Adjustment to incentive income(2)	1,292	2,046	3,338	3,100	29,355	32,455
Incentive Income—Economic Income Basis—Non-GAAP	36,907	2,046	38,953	31,111	29,355	60,466
Other revenues	572	7	579	277	7	284
Total Revenues—Economic Income Basis—Non-GAAP	$194,825	$7,410	$202,235	$194,656	$34,431	$229,087

Compensation and benefits—GAAP	$63,912	$6,690	$70,602	$69,461	$4,654	$74,115
Adjustment to compensation and benefits(3)	(30,163)	(4,514)	(34,677)	(36,841)	5,080	(31,761)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$33,749	$2,176	$35,925	$32,620	$9,734	$42,354

Interest expense and general, administrative and other expenses—GAAP	$70,212	$655	$70,867	$23,337	$1,511	$24,848
Adjustment to interest expense and general, administrative and other expenses(4)	(15,913)	(189)	(16,102)	6,487	(189)	6,298
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$54,299	$466	$54,765	$29,824	$1,322	$31,146

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$(146)	$—	$(146)	$76	$—	$76
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	146	—	146	(76)	—	(76)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$—	$—	$—

Net income allocated to noncontrolling interests—GAAP	$45,962	$33,009	$78,971	$44,385	$38,850	$83,235
Adjustment to net income allocated to noncontrolling interests(6)	(45,965)	(33,009)	(78,974)	(44,390)	(38,850)	(83,240)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(3)	$—	$(3)	$(5)	$—	$(5)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$481,249	$14,958	$496,207	$484,396	$10,311	$494,707
Adjustment to management fees(1)	(2,652)	—	(2,652)	(12,156)	—	(12,156)
Management Fees—Economic Income Basis—Non-GAAP	478,597	14,958	493,555	472,240	10,311	482,551

Incentive income—GAAP	121,262	—	121,262	91,022	—	91,022
Adjustment to incentive income(2)	8,710	5,801	14,511	13,476	29,355	42,831
Incentive Income—Economic Income Basis—Non-GAAP	129,972	5,801	135,773	104,498	29,355	133,853
Other revenues	1,523	25	1,548	910	21	931
Total Revenues—Economic Income Basis—Non-GAAP	$610,092	$20,784	$630,876	$577,648	$39,687	$617,335

Compensation and benefits—GAAP	$194,931	$16,964	$211,895	$194,614	$12,050	$206,664
Adjustment to compensation and benefits(3)	(99,111)	(10,440)	(109,551)	(105,159)	(174)	(105,333)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$95,820	$6,524	$102,344	$89,455	$11,876	$101,331

Interest expense and general, administrative and other expenses—GAAP	$141,363	$2,002	$143,365	$105,138	$2,212	$107,350
Adjustment to interest expense and general, administrative and other expenses(4)	2,965	(561)	2,404	(15,689)	(560)	(16,249)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$144,328	$1,441	$145,769	$89,449	$1,652	$91,101

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$41	$2	$43	$5,949	$—	$5,949
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(41)	(2)	(43)	(1,075)	—	(1,075)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$4,874	$—	$4,874

Net income allocated to noncontrolling interests—GAAP	$194,563	$75,783	$270,346	$235,917	$107,979	$343,896
Adjustment to net income allocated to noncontrolling interests(6)	(194,573)	(75,783)	(270,356)	(235,923)	(107,979)	(343,902)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(10)	$—	$(10)	$(6)	$—	$(6)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2015
	June 30, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2015

Multi-strategy funds	$32,990,458	$(1,583,355)	$—	$(1,926,127)	$29,480,976
Credit
Opportunistic credit funds	5,084,611	7,860	(99,100)	(136,027)	4,857,344
Institutional Credit Strategies	6,567,980	489,567	—	2,571	7,060,118
Real estate funds	2,003,552	13,246	(72,363)	(3,678)	1,940,757
Other	1,323,313	(3,475)	—	(81,092)	1,238,746
Total	$47,969,914	$(1,076,157)	$(171,463)	$(2,144,353)	$44,577,941

	Three Months Ended September 30, 2014
	June 30, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2014

Multi-strategy funds	$33,968,915	$(292,243)	$—	$164,498	$33,841,170
Credit
Opportunistic credit funds	4,974,067	68,947	(69,400)	100,216	5,073,830
Institutional Credit Strategies	4,027,910	666,858	—	3,488	4,698,256
Real estate funds	1,833,471	261,329	(18,208)	(7,968)	2,068,624
Other	1,079,841	22,057	—	(331)	1,101,567
Total	$45,884,204	$726,948	$(87,608)	$259,903	$46,783,447

	Nine Months Ended September 30, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2015

Multi-strategy funds	$34,100,390	$(4,184,040)	$—	$(435,374)	$29,480,976
Credit
Opportunistic credit funds	5,098,600	424,314	(636,290)	(29,280)	4,857,344
Institutional Credit Strategies	5,166,734	1,884,714	—	8,670	7,060,118
Real estate funds	2,022,399	77,247	(155,304)	(3,585)	1,940,757
Other	1,146,292	87,657	(1)	4,798	1,238,746
Total	$47,534,415	$(1,710,108)	$(791,595)	$(454,771)	$44,577,941

	Nine Months Ended September 30, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2014

Multi-strategy funds	$31,768,578	$1,446,150	$—	$626,442	$33,841,170
Credit
Opportunistic credit funds	4,305,438	600,734	(299,265)	466,923	5,073,830
Institutional Credit Strategies	2,605,628	2,089,696	—	2,932	4,698,256
Real estate funds	970,568	1,465,069	(363,633)	(3,380)	2,068,624
Other	588,600	496,191	—	16,776	1,101,567
Total	$40,238,812	$6,097,840	$(662,898)	$1,109,693	$46,783,447

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Returns for the Nine Months Ended September 30,				Annualized Returns Since Inception Through September 30, 2015
			2015		2014
	2015	2014	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$24,307,461	$27,584,128	-0.7%	-2.1%	4.9%	2.8%	17.5%	(2)	12.2%	(2)
OZ Asia Master Fund	1,135,619	1,359,197	4.6%	2.8%	-2.0%	-3.5%	9.6%		5.5%
OZ Europe Master Fund	886,764	1,220,374	5.9%	3.7%	0.7%	-0.7%	12.1%		8.0%
OZ Enhanced Master Fund	1,116,080	1,036,392	-2.7%	-4.1%	5.6%	3.3%	12.1%		7.6%
Och-Ziff European Multi-Strategy UCITS Fund	373,139	479,974	6.7%	4.1%	-4.6%	-6.1%	6.2%		3.2%
Other funds	1,661,913	2,161,105	n/m	n/m	n/m	n/m	n/m		n/m
	29,480,976	33,841,170
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,527,555	1,056,161	-1.8%	-2.5%	11.2%	8.1%	18.6%		13.6%
Customized Credit Focused Platform	1,775,852	1,744,240	0.8%	0.4%	15.3%	11.5%	20.3%		15.4%
Closed-end opportunistic credit funds	1,013,205	1,771,969	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	540,732	501,460	n/m	n/m	n/m	n/m	n/m		n/m
	4,857,344	5,073,830
Institutional Credit Strategies	7,060,118	4,698,256	See the following page for information on the Company’s institutional credit strategies.
	11,917,462	9,772,086

Real estate funds	1,940,757	2,068,624	See the second following page for information on the Company’s real estate funds.

Other	1,238,746	1,101,567	n/m	n/m	n/m	n/m	n/m		n/m

Total	$44,577,941	$46,783,447
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2015
					IRR
	2015	2014	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$283,881	$566,792	$459,600	$305,487	17.7%	13.3%	1.4x
OZ Structured Products Domestic Fund II (2011-2014)(7)	307,138	504,560	326,850	326,850	21.0%	16.2%	1.8x
OZ Structured Products Offshore Fund II (2011-2014)(7)	274,577	428,369	304,531	304,531	18.1%	13.7%	1.6x
OZ Structured Products Offshore Fund I (2010-2013)(7)	25,365	31,898	155,098	155,098	24.1%	19.3%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	15,534	21,749	99,986	99,986	23.0%	18.3%	2.0x
Other funds	106,710	218,601	298,250	268,250	n/m	n/m	n/m
	$1,013,205	$1,771,969	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of September 30,
	Closing Date	Initial Deal Size	2015	2014

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$506,324	$467,617
OZLM II	November 1, 2012	560,100	517,966	516,428
OZLM III	February 20, 2013	653,250	614,150	612,559
OZLM IV	June 27, 2013	600,000	543,673	542,083
OZLM V	December 17, 2013	501,250	471,084	469,575
OZLM VI	April 16, 2014	621,250	593,404	591,865
OZLM VII	June 26, 2014	824,750	796,767	796,271
OZLM VIII	September 9, 2014	622,250	596,580	596,858
OZLM IX	December 22, 2014	510,208	495,900	—
OZLM XI	March 12, 2015	510,500	491,450	—
OZLM XII	May 28, 2015	565,650	546,435	—
OZLM XIII	August 6, 2015	511,600	493,012	—
		6,991,508	6,666,745	4,593,256
Other funds	n/a	n/a	393,373	105,000
		$6,991,508	$7,060,118	$4,698,256

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2015
				Total Investments					Realized/Partially Realized Investments(8)
	2015	2014	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$35,664	$50,909	$408,081	$384,868	$773,452	25.1%	15.4%	2.0x	$359,360	$765,870	28.0%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	349,860	446,068	839,508	723,770	1,235,158	35.5%	22.7%	1.7x	492,355	935,096	41.3%	1.9x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,447,096	1,438,000	1,500,000	213,265	224,969	n/m	n/m	n/m	—	—	n/m	n/m
Other funds	108,137	133,647	229,507	118,234	167,349	n/m	n/m	n/m	22,419	26,483	n/m	n/m
	$1,940,757	$2,068,624	$2,977,096	$1,440,137	$2,400,928				$874,134	$1,727,449

	Unrealized Investments as of September 30, 2015
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$25,508	$7,582	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	231,415	300,062	1.3x
Och-Ziff Real Estate Fund III (2014-2019)(13)	213,265	224,969	n/m
Other funds	95,815	140,866	n/m
	$566,003	$673,479
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion and have varied materially since inception and are expected to vary materially in the future. As of September 30, 2015, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.4% and 9.1%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of September 30, 2015, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of September 30, 2015. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of September 30, 2015.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of September 30, 2015, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of September 30, 2015, approximately 37% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	September 30, 2015
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$3,494,526	$38,360
Credit
Opportunistic credit funds	3,676,514	133,047
Institutional Credit Strategies	7,000,002	—
Real estate funds	1,940,757	109,053
Other	284,026	—
	$16,395,825	$280,460
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 18% of the longer-term assets under management in the multi-strategy funds to mature during the remainder of 2015. The Company does not expect the initial commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire during the remainder of 2015. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of October 1, 2015

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	66%	Pensions	32%
Structured Credit	12%	Private Banks	17%
Convertible and Derivative Arbitrage	9%	Fund-of-Funds	13%
Merger Arbitrage	6%	Corporate, Institutional and Other	13%
Corporate Credit	6%	Foundations and Endowments	12%
Private Investments	1%	Related Parties	7%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	75%	North America	74%
Europe	16%	Europe	15%
Asia	9%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	September 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$44,577,941	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Growth	-5%	18%	23%	13%

Longer-Term Assets Under Management(1)	$16,395,825	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	37%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	66%	72%	79%	85%
Credit
Opportunistic credit funds	11%	11%	11%	7%
Institutional Credit Strategies	16%	11%	6%	3%
Real estate funds	4%	4%	2%	3%
Other	3%	2%	2%	2%
Total assets under management in credit, real estate and other funds	34%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.